UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 13, 2005

FIBERSTARS, INC.

(Exact name of registrant as specified in its charter)

California	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44259 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

(510) 490-0719

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 13, 2005, the Compensation Committee of the Board of Directors of the Registrant (the “Compensation Committee”) and the Board of Directors (the “Board”) approved the form of Management Continuity Agreement to be entered in to with each of Robert A. Connors, Ted des Enfants, Barry R. Greenwald and Roger Buelow.  Under these agreements, each of these officers is entitled to receive severance payments in the event his employment with us is terminated without cause, or if such officer terminates his employment following a material reduction in his responsibilities inconsistent with his position and past responsibilities and under certain other conditions, including under certain conditions following a change in control as such term is defined in their agreements. Each individual will receive severance payments for a period of months equal to the total number of years he was employed with Fiberstars.  The amount of each individual’s monthly severance payment will equal the total monthly salary he was receiving immediately prior to the termination of his employment plus the average commission or other contingent compensation received during the preceding twelve months, excluding equity compensation.

On September 13, 2005, the Compensation Committee and the Board also approved the severance agreement with David N. Ruckert and employment agreement with John N. Davenport.  These agreements incorporate the terms previously approved by the Compensation Committee on June 28, 2005.  The material terms of these agreements were disclosed on the Current Report on Form 8-K filed on June 28, 2005.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)           On September 13, 2005, the Board appointed Ronald Casentini to the Registrant’s board of directors.  Since 1980, Mr. Casentini has served as treasurer, secretary and a director of Xidak, Inc., a software company he co-founded.  He has also served as president and a director of The Anorcase Foundation, a private operating foundation since November 2000.  Mr. Casentini has more than 30 years experience working with entrepreneurial companies, particularly in the emerging technology sector, and venture capital investment firms. He has served in various executive capacities for a number of companies with which he was associated, principally as Chief Financial Officer and financial advisor to their boards of directors.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           On September 13, 2005, the Board amended Article III, Section 3.2 of the Company’s Bylaws to increase the exact number of directors fixed within the Company’s variable range from seven (7) to eight (8) effective as of September 13, 2005, which amendment as of such date was ratified, affirmed and adopted by the Board by resolution upon motion duly made, seconded and carried at its special meeting of the Board meeting held on September 13, 2005. The compete text of Section 3.2 of the Bylaws as so amended is set forth and reflected by the Certificate of Amendment of Bylaws dated September 13, 2005

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

3(ii)	Certificate of Amendment of Bylaws dated September 13, 2005

99.1	Press Release dated September 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2005

FIBERSTARS, INC.

	By	/s/ Robert A. Connors
	Name:	Robert A. Connors
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3(ii)	Certificate of Amendment of Bylaws dated September 13, 2005

99.1	Press Release dated September 19, 2005